TCW

CODE OF ETHICS





                                                    TCW
                                                    POLICIES &
                                                    PROCEDURES




--------------------------------------------------------------------------------
For Internal Use Only                                              March 3, 2016

GENERAL PRINCIPLES                                                             1

PERSONAL INVESTMENT TRANSACTIONS                                               2

     Overview                                                                  2
     Personal Investment Restrictions                                          3
     Who Must Comply: Access Person/Covered Person                             3
     Covered Transactions/Covered Accounts                                     3
     Policy Governing Covered Transactions                                     3
     Pre-clearance Process                                                     4
     Prohibited Transactions                                                   5
     Additional Restrictions for Certain Investment Professionals              5
     Exceptions: Exempt Securities and Exempt Transactions                     8

EXEMPTIVE RELIEF                                                              11

     Personal Investment Reporting                                            11
     Reporting on Opening, Changing or Closing a Covered Account              12
     Required Certifications                                                  13

POLICY STATEMENT ON INSIDER TRADING                                           14

     TCW Policy on Insider Trading                                            14
     Trading Prohibition                                                      14
     Communication Prohibition                                                15
     What Is Material Information?                                            15
     What Is Non-Public Information?                                          16
     Examples Of How TCW Personnel Could Obtain Inside Information And
     What You Should Do In These Cases                                        16
     Board of Directors' Seats or Observation Rights                          16
     Deal-Specific Information                                                17
     Participation in Rapid Fire Capital Infusions                            18
     What Are The Ramifications For Participating In A Rapid Fire
     Capital Infusion?                                                        18
     Creditors' Committees                                                    18
     Information about TCW Products                                           19
     Contacts with Public Companies                                           20
     What Is The Effect Of Receiving Inside Information?                      20


                CODE
[LOGO OMITTED]  OF ETHICS                                                      i

     Does TCW Monitor Trading Activities?                                     21
     Penalties and Enforcement by SEC and Private Litigants                   21
     What You Should Do If You Have Questions About Inside Information?       22
     Ethical Wall Procedures                                                  23
     Identification of the Walled-In Individual or Group                      23
     Isolation of Information                                                 23
     Restrictions on Communications                                           23
     Restrictions on Access to Information                                    24
     Trading Activities by Persons within the Wall                            24
     Termination of Ethical Wall Procedures                                   24
     Certain Operational Procedures                                           25
     Maintenance of Restricted List                                           25
     Exemptions                                                               25

ANTI-CORRUPTION POLICY                                                        26

     Statement of Purpose                                                     26
     Scope                                                                    26
     Prohibited Conduct                                                       26
     Permitted Conduct                                                        27
     Gifts                                                                    27
     Entertainment or Similar Expenditures                                    28
     Gifts, Entertainment, Payments & Preferential Treatment                  28
     Gifts Provided By the Firm/Firm Personnel                                28
     Entertainment and Hospitality Provided by the Firm/Firm Personnel        30
     Gifts and Entertainment Received by Firm Personnel                       30
     Political Contributions                                                  32
     Facilitating Payments are Prohibited                                     32
     Health or Safety Exception                                               33
     Third Party Representatives                                              33
     Red Flag Reporting                                                       33
     Mandatory Reporting                                                      34
     Non-Retaliation                                                          35
     Books and Records                                                        35

OUTSIDE BUSINESS ACTIVITIES                                                   35


                CODE
[LOGO OMITTED]  OF ETHICS                                                     ii

     General                                                                  35
     Obtaining Approval/Reporting                                             36

POLITICAL ACTIVITIES & CONTRIBUTIONS                                          37

     Introduction                                                             37
     General Rules                                                            37
     Fundraising and Soliciting Political Contributions                       37
     Rules Governing Firm Contributions and Activities                        38
     Federal Elections                                                        38
     Contributions to State and Local Candidates and Committees               38
     Political Activities on Firm Premises and Using Firm Resources           39
     Federal, State, and Local Elections                                      39
     Rules for Individuals                                                    39
     Responsibility for Personal Contribution Limits                          39
     Pre-Approval of all Political Contributions and Volunteer Activity       39
     New Hires, Transfers and Promotions to Covered Associate Position        40
     Participation in Public Affairs                                          41

OTHER EMPLOYEE CONDUCT                                                        41

     Personal Loans                                                           41
     Taking Advantage of a Business Opportunity That Rightfully Belongs
       To the Firm                                                            41
     Disclosure of a Direct or Indirect Interest in a Transaction             42
     Corporate Property or Services                                           42
     Use of TCW Stationery                                                    42
     Giving Advice to Clients                                                 42








                CODE
[LOGO OMITTED]  OF ETHICS                                                    iii

CONFIDENTIALITY                                                               43

SANCTIONS                                                                     44

REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER POLICY"             45

          Policy                                                              45
          Procedure                                                           45

GLOSSARY                                                                      47

APPENDIX A                                                                    52















                CODE
[LOGO OMITTED]  OF ETHICS                                                     iv

GENERAL PRINCIPLES

The TCW Group, Inc. is the parent of several companies that provide investment advisory services. As used in this CODE OF ETHICS or CODE, the "FIRM" or "TCW" refers to The TCW Group, Inc., TCW ADVISORS, and controlled affiliates.

This Code is based on the principle that the officers, directors and employees of the FIRM owe a fiduciary duty to the FIRM'S clients. In consideration of this you must:

     o Protect the interests of the Firm's clients before looking after your own.

     o If you know that an investment team is considering a transaction in a security, don't trade that security.

     o Never use opportunities provided for the FIRM'S clients by brokers or others for your personal benefit.

     o Avoid actual or apparent conflicts of interest in conducting your personal investing.

     o Never trade on the basis of client information, or otherwise use client information for personal benefit.

     o Maintain the confidentiality of all client financial and other confidential information. Loose lips sink ships.

     o Comply with all applicable securities laws and FIRM policies, including this CODE.

     o    Communicate with clients or prospective clients candidly.

     o    Exercise independent judgment when making investment decisions.

     o    Treat all clients fairly.

When in doubt, call the GENERAL COUNSEL, the CHIEF COMPLIANCE OFFICER, or any member of the COMPLIANCE or LEGAL DEPARTMENT before taking action. We are here to help. THE REPUTATION THAT TCW HAS BUILT THROUGH DECADES OF HARD WORK CAN BE DESTROYED BY A SINGLE ACTION. AS AN ACCESS PERSON, YOU ARE RESPONSIBLE FOR SAFEGUARDING THE REPUTATION OF TCW.

Violations of this CODE constitute grounds for disciplinary actions, including immediate dismissal.



                CODE
[LOGO OMITTED]  OF ETHICS                                                      1

PERSONAL INVESTMENT TRANSACTIONS

OVERVIEW

The first part of this policy restricts your personal investment activities to avoid actual or apparent conflicts of interest with investment activities on behalf of clients of the Firm. The second part addresses reporting requirements for personal investing. You must conduct your personal investment activities in compliance with these rules.

Any questions about this policy should be addressed to the ADMINISTRATOR OF THE CODE OF ETHICS at extension 0467 or ace@tcw.com.
















                CODE
[LOGO OMITTED]  OF ETHICS                                                      2

PERSONAL INVESTMENT RESTRICTIONS

WHO MUST COMPLY: ACCESS PERSON/COVERED PERSON

Generally, each employee, officer or management director of the FIRM is an ACCESS PERSON.

A consultant, temporary employee or other individual may be designated as an ACCESS PERSON, depending on factors including that person's duties and access to information.

For each ACCESS PERSON, the members of their "IMMEDIATE FAMILY" (including spouse, relative or significant other residing with the ACCESS PERSON) is a "COVERED PERSON."

All Securities trading by ACCESS PERSONS and COVERED PERSONS is monitored and reviewed. If patterns arise or it is determined that trading during the course of normal operations is of such a level as to interfere with the Person's work performance or responsibilities, create any actual or apparent conflict of interest, negatively impact the operations of TCW or violate any Firm policy, limits may be imposed. Where necessary the Person will be notified by his/her supervisor, or such other appropriate officer(s), that trading restrictions may be implemented.

Every COVERED PERSON should be familiar with the requirements of this policy. Contact the ADMINISTRATOR OF THE CODE OF ETHICS to send each COVERED PERSON a copy of this policy or to have them attend a CODE orientation.

COVERED TRANSACTIONS/COVERED ACCOUNTS

This policy covers investment activities ("COVERED TRANSACTIONS") (i) by any ACCESS PERSON or COVERED PERSON, and (ii) in any account in which any Access Person has a "BENEFICIAL INTEREST". Any account through which a COVERED TRANSACTION is made is a "COVERED ACCOUNT."

An Access Person has a "beneficial interest" in an account if that Access
Person:

     o has benefits substantially equivalent to owning the SECURITIES or the account,

     o can obtain ownership of the SECURITIES in the account within 60 days, or

     o    can vote or dispose of the SECURITIES in the account.

Examples include a relative's brokerage account for which the ACCESS PERSON can effect trades, or an estate for which the ACCESS PERSON makes investment decisions as executor.

Violations of this policy by your IMMEDIATE FAMILY members or by any persons in an account in which you have a BENEFICIAL INTEREST will be treated as violations by you.

POLICY GOVERNING COVERED TRANSACTIONS

Generally, all trading by Covered Persons requires pre-clearance. Exempt transactions and exempt securities are listed below.


                CODE
[LOGO OMITTED]  OF ETHICS                                                      3

PRE-CLEARANCE PROCESS

OUTSIDE FIDUCIARY ACCOUNTS require special procedures. Contact the Administrator of the Code of Ethics.

For marketable securities and Private Placement pre-clearance, log on to StarCompliance and file the required form at http://tcw.starcompliance.com. The instructions for filing a PAT FORM and PRIVATE PLACEMENT FORM are available on myTCW.

Requests submitted before 12:00 noon Los Angeles time (3:00 pm New York Time) are usually processed same-day. Pre-clearance expires on 1:00 p.m. Los Angeles time (4:00 p.m. New York time) on the next business day after it is received. Generally, you must either obtain a new pre-clearance or cancel any unexecuted portion of the transaction that is not completed before your pre-clearance expires. Limit orders must be structured to comply with the pre-clearance time limits, or such other period specifically approved by Legal or Compliance. Please contact the Administrator of the Code of Ethics if a different period is requested. Any approval of a period other than the standard pre-clearance time limit is subject to Compliance's ability to cancel the approval (regardless of execution) at any time.












                CODE
[LOGO OMITTED]  OF ETHICS                                                      4

PROHIBITED TRANSACTIONS

Pre-clearance is required for most investment activities, but the following activities are prohibited, and pre-clearance will generally not be available. Except as otherwise noted, these trading restrictions do not apply to OUTSIDE FIDUCIARY ACCOUNTS.

---------------------------------------------------------------------------------------------------
PROHIBITED TRANSACTION           EXCEPTIONS/LIMITATIONS    CONSEQUENCES/COMMENTS
---------------------------------------------------------------------------------------------------
Transacting in a SECURITY that   Exception: Permitted      Portfolio managers may accumulate
the FIRM is trading for its      once the FIRM'S trading   a position in a particular security
clients                          is completed or           over a period of time. During such
                                 cancelled                 accumulation period, permission to
                                                           trade in such a security will generally
                                                           not be granted.
---------------------------------------------------------------------------------------------------
Transacting in a security that
the ACCESS PERSON knows is
under consideration for trading
by the FIRM for its clients
---------------------------------------------------------------------------------------------------
Uncovered short sale
---------------------------------------------------------------------------------------------------
Writing an uncovered option
---------------------------------------------------------------------------------------------------
Acquiring any SECURITY in an     Exception: Permitted if
IPO                              the SECURITY is an
                                 EXEMPT SECURITY. See
                                 chart below.
---------------------------------------------------------------------------------------------------
Acquiring an interest in a 3rd                            Comment: see Prohibited Third-
party registered investment                               Party Registered Investment
company advised or sub-                                   Companies for a list.
advised by the FIRM
---------------------------------------------------------------------------------------------------

ADDITIONAL RESTRICTIONS FOR CERTAIN INVESTMENT PROFESSIONALS

In addition to the foregoing prohibited transactions, the following are prohibited for the Investment Personnel indicated below.



                CODE
[LOGO OMITTED]  OF ETHICS                                                      5

---------------------------------------------------------------------------------------------------
PROHIBITED TRANSACTION            APPLIES TO              CONSEQUENCES/COMMENTS
---------------------------------------------------------------------------------------------------
Profiting from the purchase          o  Portfolio         Transactions will be matched using a
and sale, or sale and purchase,         Managers          LIFO system.
of the same (or equivalent)          o  Securities
SECURITIES within 60 calendar           Analysts and      All profits of prohibited trades are
days by any of the following            Researchers       subject to disgorgement
ACCESS PERSONS described             o  Securities
under "Applies to" who provide          Traders who
services for registered                 provide           Exceptions:
investment companies                    information or
                                        advice to a         o  EXEMPT SECURITIES
                                        portfolio           o  ETFs
                                        manager           Note however, that Exempt
                                     o  members of        Securities and ETFs must still be
                                        Investment        submitted through StarCompliance
                                        Control           for pre-approval.
---------------------------------------------------------------------------------------------------
Purchasing or selling a SECURITY     o  Prohibited for      o  All prohibited transactions
in the 5 business days BEFORE           portfolio              must be reversed; and
that SECURITY is bought or sold         managers and        o  all profits are subject to
on behalf of a Firm client, in          any other              disgorgement.
any                                     investment
                                        professional in
   o  Covered Account, or               their product
   o  Outside Fiduciary                 group,
      Account                           including
                                        traders,
                                        Researchers or
                                        Analysts, for
                                        the client
                                        account in
                                        which the
                                        SECURITY is
                                        transacted.
                                     o  Members of
                                        Investment
                                        Control
---------------------------------------------------------------------------------------------------
Purchasing a SECURITY in the 5       o  Prohibited for       o  All prohibited transactions
business days after that                portfolio               must be reversed; and
SECURITY is sold on behalf of a         managers and         o  all profits are subject to
FIRM client, or selling a               any other               disgorgement.
SECURITY in the 5 business days         investment
AFTER that SECURITY is                  professional in
purchased on behalf of a FIRM           their product
client, in any                          group,
                                        including
       o Covered Account, or            traders,
       o Outside Fiduciary              Researchers or
         Account                        Analysts, for
                                        the client
                                        account in
                                        which the
                                        security is
                                        transacted.
                                    o   Members of
                                        Investment
                                        Control.
---------------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                      6

---------------------------------------------------------------------------------------------------
Purchasing or selling any           o  Prohibited for a    o  All prohibited transactions
SECURITY in the 5 business days        portfolio              must be reversed; and
AFTER a TCW-advised or sub-            manager and         o  all profits are subject to
advised registered investment          any other              disgorgement.
company buys or sells the              investment
SECURITY, in any                       professional in
                                       their product
    o   Covered Account, or            group,
    o   Outside Fiduciary              including
        Account                        traders,
                                       Researchers or
                                       Analysts,
                                       managing
                                       funds for the
                                       registered
                                       investment
                                       company
                                    o  Members of
                                       Investment
                                       Control
---------------------------------------------------------------------------------------------------
Purchasing or selling any           o  Prohibited for     o  All prohibited transactions
SECURITY in a manner                   any Analyst or        must be reversed; and
inconsistent with any                  Researcher         o  all profits are subject to
recommendation made by that                                  disgorgement.
research analyst less than 30
days prior to the proposed
purchase or sale
---------------------------------------------------------------------------------------------------
Recommending any SECURITY         o  Prohibited for      o  All prohibited transactions
for purchase by the FIRM,            any portfolio          must be reversed; and
including writing a research         manager,            o  all profits are subject to
report advocating for the            Researcher or          disgorgement.
purchase of a SECURITY, where        Analyst, unless
such individual also holds such      they have held
SECURITY in a Covered Account.       such SECURITY
                                     for at least
                                     three months
                                     prior to the
                                     recommendation
                                     or drafting of
                                     the research
                                     report.
---------------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                      7

EXCEPTIONS: EXEMPT SECURITIES AND EXEMPT TRANSACTIONS

Pre-clearance is generally not required for EXEMPT TRANSACTIONS, or transactions in EXEMPT SECURITIES. The following tables identify EXEMPT SECURITIES and EXEMPT TRANSACTIONS, and summarizes any pre-clearance and reporting requirements that do apply.

-------------------------------------------------------------------------------------------
TYPES OF EXEMPT SECURITIES         PRE-CLEARANCE     REPORTING     LIMITATIONS/COMMENTS
                                   REQUIRED?         REQUIRED?
-------------------------------------------------------------------------------------------
U.S. Government Securities         No                No
(including agency obligations)
-------------------------------------------------------------------------------------------
Investment-grade  rated            No                Yes
Securities issued by any State,
Commonwealth or territory of
the United States, or any
political subdivision or taxing
authority thereof
-------------------------------------------------------------------------------------------
Bank certificates of deposit or   No                No
time deposits
-------------------------------------------------------------------------------------------
Bankers' Acceptances.             No                No
-------------------------------------------------------------------------------------------
Investment grade debt             No                Yes         Ask the appropriate
instruments with a term of 13                                   product attorney in the
months or less, including                                       Legal Department for
commercial paper, fixed-rate                                    clarification if any
notes, repurchase agreements,                                   questions.
and municipal bonds.
-------------------------------------------------------------------------------------------
Shares in money market           No                 No
mutual funds or a fund that
appears on the exempt list.
-------------------------------------------------------------------------------------------
Shares in open-end investment    No                 No         See Prohibited Third-Party
companies not advised or sub-                                  Registered Investment
advised by the Firm.                                           Companies
-------------------------------------------------------------------------------------------
Shares of unit investment        No                 No
trusts that are invested
exclusively in mutual funds
not advised by the Firm.
-------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                      8

------------------------------------------------------------------------------------------------
Stock index futures, futures on  No               Yes
U.S. Government Securities,
Eurodollar futures contracts,
and non-financial commodities
------------------------------------------------------------------------------------------------
Municipal bonds traded in the    No               Yes                 No
market
------------------------------------------------------------------------------------------------
Trades in Non-Discretionary      No               Opening of the
Accounts which you, your                          account must be
spouse, your domestic                             reported, with
partner, or your                                  evidence that it is
significant other                                 non-
established.                                      discretionary. No
                                                  reporting of
                                                  trades required.
------------------------------------------------------------------------------------------------
SECURITIES purchased or sold     No               Yes
through an AUTO-TRADE
------------------------------------------------------------------------------------------------
Security purchases effected      No               Yes
upon the exercise of rights
issued by the issuer pro rata to
all holders of a class of its
securities, to the extent that
such rights were acquired from
such issuer, and sales of such
rights were so acquired.
------------------------------------------------------------------------------------------------
Interests in FIRM-sponsored      No               Yes                FIRM already must
limited partnerships or other                                        approve in order to invest,
FIRM-sponsored PRIVATE                                               which serves as pre-
PLACEMENTS.                                                          clearance.
------------------------------------------------------------------------------------------------
Securities acquired in           No, unless cash  Yes, securities
connection with the exercise of  is received in   received must be
an option.                       connection       reported.
                                 with exercise of
                                 the option
------------------------------------------------------------------------------------------------
Ownership Interests in Clipper   No               No
Holding, LP
------------------------------------------------------------------------------------------------
Rule 10b5-1 Plans                Prior approval   Yes
                                 required to
                                 enter plan.
                                 Transactions
                                 pursuant to an
                                 approved plan
                                 will not require
                                 pre-clearance.
------------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                      9

----------------------------------------------------------------------------------------
Direct Purchase Plans               Prior approval      Yes
                                    required to
                                    enter plan.
                                    Transactions
                                    pursuant to an
                                    approved plan
                                    will not require
                                    pre-clearance.
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
EXEMPT TRANSACTIONS                 PRE-CLEARANCE     REPORTING    LIMITATIONS/COMMENTS
                                    REQUIRED?         REQUIRED?
----------------------------------------------------------------------------------------
Transfers of interests in FIRM-     No                 No
sponsored PRIVATE PLACEMENTS
that are
       o  Estate planning
          transfers
       o  Court-ordered
          transfers
----------------------------------------------------------------------------------------
Purchases or sales of a            No                 No        Compliance with frequent
MetWest or TCW Fund in a                                        trading rules required.
FIRM Account                                                    Monitored by the FIRM.
----------------------------------------------------------------------------------------
Purchases or sales of a            No                 Yes       Compliance with frequent
MetWest or TCW Fund in a                                        trading rules required
non-FIRM Account
----------------------------------------------------------------------------------------
Transacting in Securities if the   Yes (if a limited  Yes
FIRM acts as an adviser or         offering)
distributor for the investment,
offered in:

o A hedge fund;

o Private Placement; or

o Other Limited Offerings

----------------------------------------------------------------------------------------



                CODE
[LOGO OMITTED]  OF ETHICS                                                     10

EXEMPTIVE RELIEF

To seek approval for a Code of Ethics exemption, contact the Administrator of the Code of Ethics. The ADMINISTRATOR OF THE CODE OF ETHICS will require a written statement indicating the basis for the requested approval, and coordinate obtaining the approval of the APPROVING OFFICERS. The APPROVING OFFICERS shall meet or otherwise exchange views (by email or otherwise) on an ad hoc basis upon written request by an ACCESS PERSON that states the basis for any requested approval or exemption. The APPROVING OFFICERS may, under appropriate circumstances, approve requests for an individual, a group or a class. The APPROVING OFFICERS have no obligation to grant any requested approval or exemption.

The APPROVING OFFICERS also may, under appropriate circumstances, grant exemption from ACCESS PERSON status to any person.

PERSONAL INVESTMENT REPORTING

TCW receives automated feeds from many major brokers ("LINKED BROKERS"). If your broker is not a LINKED BROKER, you must ensure that TCW receives duplicate broker statements. In addition, ACCESS PERSONS must timely file all reports for all transactions as provided in the tables below. Transactions that must be reported include opening, closing or changing COVERED ACCOUNTS. Corporate actions such as mergers, purchases and sales, spin-offs, stock splits, stock-on-stock dividends and like activities must also be reported unless made through an account with a LINKED BROKER.

All reports are filed online through the internet at http://tcw.starcompliance.com.

If you will not be able to access the Internet to file a report on time, contact the ADMINISTRATOR OF THE CODE OF ETHICS prior to the filing due date.












                CODE
[LOGO OMITTED]  OF ETHICS                                                     11

REPORTING ON OPENING, CHANGING OR CLOSING A COVERED ACCOUNT

BROKERAGE ACCOUNTS. You must use the StarCompliance, http://tcw.starcompliance.com, system to enter information about each Covered
Account:

-----------------------------------------------------------------------------------------------
ACTIVITY                    COMMENTS                               EXCEPTIONS
-----------------------------------------------------------------------------------------------
   o  Upon becoming an    The ADMINISTRATOR OF THE CODE OF         You are not required to
      ACCESS PERSON       ETHICS can inform you if you             report or enter information
   o  Upon opening a      broker is a LINKED BROKER, and set       for:
      new COVERED         up your account for automated                o  Outside Fiduciary
      ACCOUNT while you   feed. If your broker is not a LINKED            Accounts
      are an ACCESS       BROKER, the Administrator of the
      PERSON              Code of Ethics can assist you with a         o  Accounts that
                          release letter ("407 letter") to allow          hold only third
                          TCW to receive duplicate                        party mutual
                          statements.                                     funds
-----------------------------------------------------------------------------------------------
   o  Upon closing, or    Update StarCompliance                     N/A
      making ANY change
      to, a COVERED
      ACCOUNT while you
      are an ACCESS
      PERSON
-----------------------------------------------------------------------------------------------

     o SEPARATE ACCOUNTS. You must obtain pre-clearance from your group head and the APPROVING OFFICERS to open a personal separately managed account at the FIRM.









                CODE
[LOGO OMITTED]  OF ETHICS                                                     12

REQUIRED CERTIFICATIONS

These reports are available on http://tcw.starcompliance.com.

-------------------------------------------------------------------------------------------------
CERTIFICATION                          WHEN DUE                      ADDITIONAL REQUIREMENTS
-------------------------------------------------------------------------------------------------
Initial Holdings Report                Within 10 days after          Include all securities except
                                       becoming an ACCESS            Exempt Securities
                                       PERSON
                                                                     Include all COVERED
                                                                     ACCOUNTS. Holdings must
                                                                     be current no earlier than
                                                                     45 days before you became
                                                                     an Access Person
-------------------------------------------------------------------------------------------------
Quarterly Certificate of Compliance    By each January 10, April     Must be filed even if there
                                       10, July 10 and October 10    were no transactions
                                                                     during the period.
-------------------------------------------------------------------------------------------------
Annual Holdings Report                 By January 31 of each year    Same as Initial report,
                                                                     except that holdings must
                                                                     be current as of December
                                                                     31 of the prior year.
-------------------------------------------------------------------------------------------------
Annual Certificate of Compliance        By January 31 of each year
-------------------------------------------------------------------------------------------------
Report on Outside Activities            4th quarter of each year
(Includes
Directorships/Officerships/Creditor
Committees/Board Observation
Rights)
-------------------------------------------------------------------------------------------------






                CODE
[LOGO OMITTED]  OF ETHICS                                                     13

POLICY STATEMENT ON INSIDER TRADING

Members of the FIRM occasionally come into possession of material, non-public information or "INSIDE INFORMATION". Various laws, court decisions, and general ethical standards impose duties with respect to the use of this INSIDE INFORMATION.

The SEC rules provide that any purchase or sale of a security while "having awareness" of INSIDE INFORMATION is illegal regardless of whether the information was a motivating factor in making a trade.

Courts may attribute one employee's knowledge of INSIDE INFORMATION to other employees that trade in the affected security, even if no actual communication of this knowledge occurred. Thus, by buying or selling a particular SECURITY in the normal course of business, FIRM personnel other than those with actual knowledge of inside information could inadvertently subject the FIRM to liability.

The risks in this area can be significantly reduced through the use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (see defined term "Ethical Walls").

See the Reference Table below if you have any questions on this Policy or who to consult in certain situations.

TCW POLICY ON INSIDER TRADING

TRADING PROHIBITION

     o No ACCESS PERSON of the FIRM, either for themselves or on behalf of clients or others, may buy or sell a SECURITY (i.e., stock, bonds, convertibles, options, warrants or derivatives tied to a company's securities) while in possession of material, non-public information about the company (except in limited circumstances discussed below).

     o This applies in the case of both publicly traded and private companies.

     o This means that you may not buy or sell such securities for yourself or anyone, including your spouse, domestic partner, relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of INSIDE INFORMATION regarding that company.

If you believe you have received oral or written material, non-public information, you should not discuss the information with anyone except the product attorney in the Legal Department, the General Counsel, or the Chief Compliance Officer who will determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     14

COMMUNICATION PROHIBITION

No ACCESS PERSON may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which also is a violation of the insider trading laws, even if you as the "tipper" did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse, domestic partner or with friends, relatives, clients, or anyone else inside or outside of the Firm except on a need-to-know basis relative to your duties at the Firm.

Remember that TCW FUNDS and TSI are publicly traded entities and you may be privy to material non-public information regarding those entities. Communicating such information in violation of the Firm's policies is illegal.

     The prohibition on sharing material, non-public information extends to affiliates such as the Carlyle entities.

WHAT IS MATERIAL INFORMATION?

Information (whether positive or negative) is material:

     o When a reasonable investor would consider it important in making an investment decision or

     o When it could reasonably be expected to have an effect on the price of a company's securities.

Some examples of MATERIAL INFORMATION are:

     o Earnings results, changes in previously released earnings estimates, liquidity problems, dividend changes,

     o    Projections, major capital investment plans,

     o Significant merger, tender offers, rights offerings, spin-off, joint venture, stock buy backs, stock splits or acquisition proposals or agreements,

     o    New product releases or schedule changes,

     o Significant accounting changes, credit rating changes, write-offs or charges,

     o    Major technological discoveries, breakthroughs or failures,

     o    Major contract awards or cancellations,

     o Governmental investigations, major litigation or disposition of litigation, or

     o    Extraordinary management developments or changes.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     15

Because no clear or "bright line" definition of what is material exists, assessments sometimes require a fact-specific inquiry. If you have questions about whether information is material, direct the questions to your product attorney, the General Counsel or the Chief Compliance Officer.

WHAT IS NON-PUBLIC INFORMATION?

Non-public information is information that:

     o    Has not been disseminated broadly to investors in the marketplace;

     o Has not become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape," a press release, Bloomberg, release by Standard & Poor' s or Reuters, or publication in the Wall Street Journal or other generally circulated publication.

EXAMPLES OF HOW TCW PERSONNEL COULD OBTAIN INSIDE INFORMATION AND WHAT YOU SHOULD DO IN THESE CASES

Examples of how a person could come into possession of INSIDE INFORMATION include:

BOARD OF DIRECTORS' SEATS OR OBSERVATION RIGHTS

     o Most public companies have restrictions on trading by Board members except during trading window periods.

     o Anyone who wishes to serve on a Board of Directors or as a Board Observer must seek pre-approval and complete the Report on Outside Directorships and Officerships that is posted on the myTCW intranet and submit it to the Administrator of the Code of Ethics who will coordinate the approval process.

     o If approval is granted, the Administrator of the Code of Ethics will notify the Legal Department so that the appropriate ETHICAL WALL and/or restricted securities listing can be made. See "Outside Activities Service as a Director".

Portfolio Managers:

     o Sitting on Boards of public companies in connection with an equity or fixed income position that they manage; or

     o Having an intent to control or work with others to attempt to influence or control a company should be mindful of:

     o    SEC filing obligations under Section 16 of the EXCHANGE ACT

     o "Short swing profits " restrictions and penalties related to purchases and sales of shares held in client accounts within a 6-month period.

The product attorney should be consulted in these situations, and outside counsel should be involved as necessary.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     16

DEAL-SPECIFIC INFORMATION

Employees may receive INSIDE INFORMATION for legitimate purposes such as:

     o In the context of a direct investment, secondary transaction or participation in a transaction for a client account

     o    In the context of forming a confidential relationship

     o Receiving "private" information through on-line services such as Intralinks.

This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. This type of situation typically arises in:

     o    mezzanine financings,

     o    loan participations, bank debt financings,

     o    venture capital financing,

     o    purchases of distressed securities,

     o    oil and gas investments and

     o    purchases of substantial blocks of stock from insiders.

It should be assumed that INSIDE INFORMATION is transmitted whenever:

     o    A confidentiality agreement is entered into;

     o An oral agreement is made or an expectation exists that you will maintain the information as confidential; or

     o There is a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential, such pattern or practice is sufficient to form a confidential relationship.

There is a presumed duty of trust and confidence when a person receives material non-public information from his or her spouse, parent, child, or sibling.

Remember that even if the transaction for which the deal-specific information is received involves securities that are not publicly traded, the issuer may have other classes of traded securities, and the receipt of inside information can affect the ability of other product groups at the FIRM to trade in those securities.

If you are to receive any deal-specific information or material, non-public information on a company (whether domestic or foreign), contact the product attorney in the Legal Department for your area, who then will implement the appropriate ETHICAL WALL and trading procedures.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     17

PARTICIPATION IN RAPID FIRE CAPITAL INFUSIONS

OVERVIEW

From time to time, public companies may seek rapid-fire capital infusions of capital from institutional investors. In the past, these have involved investment banks contacting potential investors, often over the weekends, on a pre-announcement basis.

WHAT SHOULD YOU DO?

If you work with marketable security strategies and you receive a call to participate in an offering before it is publicly announced, please contact the LEGAL DEPARTMENT, GENERAL COUNSEL or CHIEF COMPLIANCE OFFICER. DO NOT ask the name of the company that is the subject of the financing or agree to any confidentiality or standstill agreements. Otherwise, you may restrict trading in your and other portfolios and the FIRM. Your email should include the contact information for the person who contacted you.

WHAT ARE THE RAMIFICATIONS FOR PARTICIPATING IN A RAPID FIRE CAPITAL INFUSION?

Historically, the FIRM'S marketable securities strategies have not received material non-public information and have relied solely on public information. Some of the ramifications of your participating in a rapid fire capital infusion are:

     o Your accounts will be restricted for the company in question as soon as you learn about the name of the company, even if you decide not to participate. There is no ability to preview the names because just knowing about the potential transaction is in itself material non-public information.

     o A restriction in a name could last for a period of time and that period cannot be predicted in advance. In many cases, it may be a fairly short period (a week or so).

     o You will need to be available or designate someone in your portfolio management group to be fully available at night and possibly over the weekend to consider the transaction(s).

If your group decides to participate in the offering, the LEGAL DEPARTMENT will work with your group to implement appropriate Ethical Wall procedures with the goal of ensuring that others at the FIRM who do not have the information will not be frozen in their trading securities of the issuer. The shares of the company at issue will be restricted in accounts managed by your group and possibly others at the FIRM until after the terms of the financing (or other material non-public information) are publicly announced.

CREDITORS' COMMITTEES

Members of the FIRM may be asked to participate on a Creditors' Committee which is given access to INSIDE INFORMATION. Since this could affect the FIRM'S ability to trade in SECURITIES in the company, before agreeing to sit on any official Creditors' Committee, contact the Administrator


                CODE
[LOGO OMITTED]  OF ETHICS                                                     18
of the Code of Ethics who will obtain any necessary approvals and notify the Legal Department so that the appropriate ETHICAL WALL can be established and/or restricted securities listings can be made.

If you sit on an informal Creditors' Committee, consult with the product attorney to confirm whether the committee could receive material non-public information from an issuer that would impose restrictions or the need for an ETHICAL WALL.

INFORMATION ABOUT TCW PRODUCTS

Persons involved with the management of the FIRM'S limited partnerships, trusts, and mutual funds could come into possession of INSIDE INFORMATION about those funds that is not generally known to their investors or the public. The following could be considered inside information:

     o Plans with respect to dividends, closing down a fund or changes in portfolio management personnel

     o Buying or selling securities in a FIRM product with knowledge of an imminent change in dividends or

     o A large-scale buying or selling program or a sudden shift in allocation that was not generally known

Disclosing holdings of the TCW FUNDS or TSI on a selective basis could also be viewed as an improper disclosure of non-public information and should not be done. The FIRM currently discloses holdings of the TCW FUNDS or TSI on a monthly basis beginning on the 15th calendar day following the end of that month (or, if not a business day, the next business day thereafter). Disclosure of these funds' holdings at other times requires special confidentiality procedures and must be pre-cleared with the product attorney See the Marketing and Communications Policy for further information concerning portfolio holdings disclosure.

In the event of inadvertent or unintentional disclosure of material non-public information, the person making the disclosure should immediately contact the product attorney or General Counsel. The Legal Department should notify the Administrator of the Code of Ethics of this type of INSIDE INFORMATION so that appropriate restrictions can be put in place.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     19

CONTACTS WITH PUBLIC COMPANIES

Contacts with public companies are an important part of the FIRM'S research efforts coupled with publicly available information. Difficult legal issues arise when an employee becomes aware of material, non-public information through a company contact. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results, or if an investor-relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the FIRM must make a judgment regarding its further trading conduct.

If an issue arises in this area, a research analyst's notes could become subject to scrutiny. Research analyst's notes have become increasingly the target of plaintiffs' attorneys in securities class actions.

The SEC has declared publicly that they will take strict action against what they see as "selective disclosures" by corporate insiders to securities analysts, even when the corporate insider was getting no personal benefit and was trying to correct market misinformation. Analysts and portfolio managers who have private discussions with management of a company should be clear about whether they desire to obtain INSIDE INFORMATION and become restricted or not receive such information.

If an analyst or portfolio manager receives what he or she believes is INSIDE INFORMATION and if you feel you received it in violation of a corporate insider's fiduciary duty or for his or her personal benefit, you should not trade and should discuss the situation with your product attorney in the Legal Department, the General Counsel or the Chief Compliance Officer.

WHAT IS THE EFFECT OF RECEIVING INSIDE INFORMATION?

Any person actually receiving INSIDE INFORMATION is subject to the trading and communication prohibitions discussed above. However, restrictions may extend to other persons and departments within the company. In the event of receipt of INSIDE INFORMATION by an employee, the Firm generally will:

     o Establish an ETHICAL WALL around the individual or a select group or department, and/or place a "firm wide restriction" on securities in the affected company that would bar any purchases or sales of the securities by any department or person within the FIRM, whether for a client or personal account unless there is specific approval from the Compliance or Legal Departments.

In connection with the ETHICAL WALL protocol, those persons falling within the ETHICAL WALL would be subject to the trading prohibition and, except for need-to-know communications to others within the ETHICAL WALL, the communication prohibition discussed above. The breadth of the ETHICAL WALL and the persons included within it will be determined on a case-by-case basis. In these circumstances, the ETHICAL WALL procedures are designed to "isolate" the INSIDE INFORMATION and restrict access to it to an individual or select group to allow the remainder of the FIRM not to be affected by it.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     20

In any case where an ETHICAL WALL is imposed, the ETHICAL WALL procedures discussed below must be strictly observed. Each Group Head is responsible for ensuring that members of his or her group abide by these ETHICAL WALL procedures in every instance.

DOES TCW MONITOR TRADING ACTIVITIES?

Yes, the Compliance Department and Investment Control monitor through one or more of the following:

     o Conducts reviews of trading in public securities listed on the RESTRICTED SECURITIES LIST.

     o Surveys client account transactions that may violate laws against insider trading and, when necessary, investigates such trades

     o    Conducts monitoring of the ETHICAL WALLS.

     o Reviews personal securities trading to identify insider trading, other violations of the law or violations of the FIRM'S policies.

     o Reviews securities holding and transaction reports as required by SEC rules and regulations.

PENALTIES AND ENFORCEMENT BY SEC AND PRIVATE LITIGANTS

Insider trading violations subject both the FIRM and the individuals involved to severe civil and criminal penalties and could result in damaging the reputation of the FIRM. Violations constitute grounds for disciplinary sanctions, including dismissal.

The SEC pursues all cases of insider trading regardless of size and parties involved. Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

     o Paying three times the amount of all profits made (or losses avoided),

     o    Fines of up to $1 million,

     o    Jail up to 10 years, and

     o    Civil lawsuits by shareholders of the company in question.

The regulators, the market and the FIRM view violations seriously.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     21

WHAT YOU SHOULD DO IF YOU HAVE QUESTIONS ABOUT INSIDE INFORMATION?

------------------------------------------------------------------------------------------------------------------
TOPIC                                                      YOU SHOULD CONTACT:*
------------------------------------------------------------------------------------------------------------------
If you have a question about:                              The product attorney, General Counsel or Chief
                                                           Compliance Officer.
o  The Insider Trading Policy in general

o  Whether information is "material" or "non-public"

o Whether you have received material non-public information about a public company

o Obtaining deal-specific information (pre-clearance is required)

o Sitting on a Creditors' Committee (preapproval is required)

o  Need to have an ETHICAl WALL established

o  Terminating an ETHICAL WALL

o  Section 13/16 issues

o  Who is "within" or "outside" an ETHICAL WALL

------------------------------------------------------------------------------------------------------------------
If you have a question about whether you have received       Department Head for product area or for mutual
INSIDE INFORMATION on a FIRM commingled fund (e.g.           funds or such group's product attorney (who will
partnerships, trusts, mutual funds)                          coordinate as necessary with the Administrator of
                                                             the Code of Ethics
------------------------------------------------------------------------------------------------------------------

If you:                                                      Administrator of the Code of Ethics

o Wish to take a Board of Directors seat, serve as an alternate on a Board or sit on a Creditors Committee
   (PRE-APPROVAL IS REQUIRED)

o Have questions about the securities listed on the RESTRICTED SECURITIES LIST

o  Want permission to buy or sell a security listed on
   the RESTRICTED SECURITIES LIST
------------------------------------------------------------------------------------------------------------------
In the event of inadvertent or non-intentional disclosure    Product attorney or General Counsel who will notify
of mutual non-public information                             the Chief Compliance Officer because the FIRM
                                                             may be required to make prompt disclosure.
------------------------------------------------------------------------------------------------------------------

* References in this Policy to the General Counsel and Chief Compliance Officer include persons who they have authorized in their respective departments to handle matters under this Policy.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     22

ETHICAL WALL PROCEDURES

The SEC has long recognized that procedures designed to isolate INSIDE INFORMATION to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of such INSIDE INFORMATION to an entire company. These types of procedures are known as ETHICAL WALL procedures. In those situations where the FIRM believes INSIDE INFORMATION can be isolated, the following ETHICAL WALL procedures would apply. These ETHICAL WALL procedures are designed to "quarantine" or "isolate" the individuals or select group of persons with the INSIDE INFORMATION within the ETHICAL WALL.

IDENTIFICATION OF THE WALLED-IN INDIVIDUAL OR GROUP

The persons subject to the ETHICAL WALL will be identified by name or group designation. If the ETHICAL WALL procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, the ETHICAL WALL likely will apply exclusively to that individual, although in certain circumstances expanding the wall may be appropriate.
When the information is received as a result of being on a Creditors' Committee, serving on a Board in a capacity related to the FIRM'S investment activities, or receiving deal-specific information, the walled-in group generally will refer to the group associated with the deal and, in some cases, related groups or groups that are highly interactive with that group. Determination of the breadth of the ETHICAL WALL is fact-specific and must be made by the product attorney, the General Counsel, or the Chief Compliance Officer. Therefore, as noted above, advising them if you come into possession of material, non-public information is important.

ISOLATION OF INFORMATION

Fundamental to the concept of an ETHICAL WALL is that the INSIDE INFORMATION be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows: restrictions on communications and restrictions on access to information.

RESTRICTIONS ON COMMUNICATIONS

Communications regarding the INSIDE INFORMATION of the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the General Counsel, the product attorney in the Legal Department or Chief Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some cases using code names for the subject company as a precautionary measure may be appropriate.

If persons outside of the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, discussing the matter with someone at the FIRM outside of the group may be desirable. However, no such communications should be held without first receiving the prior clearance of the General Counsel, the product attorney, or the Chief Compliance Officer. In such case, the person outside of the group and possibly his or her entire department, thereby will be designated as "inside the wall" and will be subject to all ETHICAL WALL restrictions in this policy.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     23

RESTRICTIONS ON ACCESS TO INFORMATION

The files, computer files and offices where confidential information is physically stored generally should be made inaccessible to persons not within the walled-in group.

TRADING ACTIVITIES BY PERSONS WITHIN THE WALL

Persons within the ETHICAL WALL are prohibited from buying or selling securities in the subject company, whether on behalf of the FIRM or clients or in personal transactions EXCEPT:

     o Where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which deal-specific information was given (NOTE that if the transaction is a secondary trade (vs. a direct company issuance), the product attorney should be consulted to determine any disclosure obligations to the counterparty, and

     o In connection with a client directed liquidation of an account in full provided that no confidential information has been shared with the client. The liquidating portfolio manager should confirm to the Administrator of the Code of Ethics in connection with such liquidation that no confidential information was shared with the client.

TERMINATION OF ETHICAL WALL PROCEDURES

When the information that is the subject of the ETHICAL WALL has been publicly disseminated, a confidentiality agreement expires and information is no longer being provided or if the information has become stale, the person who contacted the Legal or Compliance Department to have the ETHICAL WALL established must notify the Legal Department as to whether the ETHICAL WALL can be terminated. This is particularly true if the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information.

Persons who by reason of an ongoing relationship or position with the company are exposed more frequently to the receipt of such information (e.g., being a member of the Board of Directors or on a Creditors' Committee) would be subject ordinarily to the ETHICAL WALL procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.







                CODE
[LOGO OMITTED]  OF ETHICS                                                     24

CERTAIN OPERATIONAL PROCEDURES

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to FIRM employees and enforcement thereof by the FIRM.

MAINTENANCE OF RESTRICTED LIST

The RESTRICTED SECURITIES LIST is updated as needed by the Administrator of the Code of Ethics, who distributes it as necessary. In some cases, the list may note a partial restriction (e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person). The Administrator of the Code of Ethics updates an annotated copy of the list and maintains the history of each item that has been deleted. This annotated RESTRICTED SECURITIES LIST is available to the General Counsel and the Chief Compliance Officer, as well as any additional persons, which either of them may approve.

The RESTRICTED SECURITIES LIST restricts issuers (i.e., companies) and not just specific securities issued by the issuer. The list of ticker symbols on the RESTRICTED SECURITIES LIST 2should not be considered the complete list -- the key is that you are restricted as to the company or a derivative that is tied to the company. This is of particular importance to the strategies which may invest in securities listed on foreign exchanges.

     THE RESTRICTED SECURITIES LIST MUST BE CHECKED BEFORE EACH TRADE. IF AN ORDER IS NOT COMPLETED ON ONE DAY, THEN THE OPEN ORDER SHOULD BE CHECKED AGAINST THE RESTRICTED SECURITIES LIST EVERY DAY IT IS OPEN BEYOND THE APPROVED PERIOD THAT WAS GIVEN (E.G., THE WAIVER YOU RECEIVED WAS FOR A SPECIFIC PERIOD, SUCH AS ONE DAY).

The RESTRICTED SECURITIES LIST includes securities for foreign and domestic public reporting companies where FIRM personnel (i) serve as directors, board observers, officers, or members of official creditors' committee (ii) have material, non-public information or (iii) have an agreement or arrangement to maintain information as confidential.

EXEMPTIONS

Once an issuer is placed on the RESTRICTED SECURITIES LIST, any purchase or sale specified on the list (whether a personal trade or on behalf of a client account) must be cleared with the Administrator of the Code of Ethics (or another member of the Compliance Department who will consult with, as appropriate, an attorney in the Legal Department, General Counsel, or Chief Compliance Officer). In certain circumstances where a group continuously receives material non-public information as part of its strategy, a global ETHICAL WALL will be imposed on the department in lieu of placing all of the issuers for which it has information on the RESTRICTED SECURITIES LIST.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     25

ANTI-CORRUPTION POLICY

STATEMENT OF PURPOSE

TCW (the "FIRM") is committed to complying with all applicable anti-corruption laws and rules, including, but not limited to, the U.S Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.S. Travel Act (the "TRAVEL ACT"), the U.K. Bribery Act of 2010 (the "BRIBERY ACT") and any laws enacted pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the "OECD CONVENTION"). The purpose of this Anti-Corruption Policy (the "POLICY") is to ensure compliance with all applicable anti-corruption laws and rules.

Of course, no policy can anticipate every possible situation that might arise. As such, FIRM PERSONNEL (defined below) are encouraged to discuss any questions that they may have relating to the Policy with their supervisor/FIRM contact or the Legal or Compliance Departments. When in doubt, Firm Personnel should seek guidance.

SCOPE

This POLICY is mandatory and applies to all directors, officers and employees of the FIRM and any persons engaged to act on behalf of the Firm, including agents, representatives, temporary agency personnel, consultants, and contract-based personnel, wherever located (collectively referred to as "FIRM PERSONNEL"). Violations of this POLICY may result in disciplinary action, up to and including termination of employment and referral to regulatory and criminal authorities.

PROHIBITED CONDUCT

FIRM PERSONNEL shall not, directly or indirectly, make, offer, or authorize any gift, payment or other inducement ("GIFT") for the benefit of any person, including a FOREIGN OFFICIAL OR DOMESTIC OFFICIAL, with the intent that the recipient misuse his/her position to aid the FIRM in obtaining, retaining, or directing business.

"FOREIGN OFFICIAL" includes government officials, political party leaders, candidates for public office, employees of state-owned enterprises (such as state-owned banks or pension plans), employees of public international organizations (such as the World Bank or the International Monetary Fund), and close relatives or agents of any of the foregoing. Because U.S. regulators have a very broad view of what constitutes a "FOREIGN OFFICIAL," FIRM PERSONNEL should err on the side of caution by treating counter-parties as FOREIGN OFFICIALS when in doubt.

"DOMESTIC OFFICIAL" means any officer or employee of any government entity, department, agency, or instrumentality (federal, state, or local) in the U.S., candidates for public office, and close relatives or agents of any of the foregoing.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     26

For purposes of this POLICY, FOREIGN OFFICIAL and DOMESTIC OFFICIAL also includes individuals who have actual influence in the award of business and any person or entity hired to review or accept bids for a government entity.

All payments, whether large or small, are prohibited if they are, in substance, bribes or kickbacks, including, cash payments, gifts, and the provision of hospitality and entertainment expenses. Personal funds (your own or a third party's) must not be used to accomplish what is otherwise prohibited by this POLICY.

FIRM PERSONNEL are also prohibited from requesting, agreeing to accept, or accepting GIFTS from any third party in exchange for or as a reward for improper or unapproved performance of their job responsibilities.

PERMITTED CONDUCT

FIRM PERSONNEL may provide reasonable GIFTS and ENTERTAINMENT for the bona fide purpose of promoting, demonstrating, or explaining FIRM services, including fostering strong client relationships.

You should always notify your supervisor or group or department head before, or after, providing or accepting any Gifts or Entertainment, even if no other approval is required. As discussed below, FIRM PERSONNEL may also be required to obtain approval when giving or receiving certain GIFTS and ENTERTAINMENT. Unless otherwise specified below, if approvals are required, you must submit your request for approval to the Administrator of the Code of Ethics. FIRM PERSONNEL must always obtain prior written approval from the Administrator of the Code of Ethics for any GIFTS or ENTERTAINMENT provided to a FOREIGN OFFICIAL OR DOMESTIC OFFICIAL. The Administrator of the Code of Ethics shall elevate the request in the event of high risk or higher value gifts, or as otherwise necessary or appropriate.

GIFTS

A "GIFT" is anything of value given or received without paying its reasonable fair value (E.G. merchandise, cash, gift cards, favors, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses where FIRM PERSONNEL are not present as attendees). ENTERTAINMENT (as defined below) is not a GIFT.

     o A GIFT must only be provided as a courtesy or token of regard or esteem ("TOKEN GIFT").

     o Any TOKEN GIFTS should be appropriate under the circumstances, not be excessive in value (generally, not more than $100) and involve no element of concealment.

     o    GIFTS of cash or cash equivalents are prohibited.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     27

You may not give or accept a GIFT if you know, or have reason to know, that it is not permitted under the applicable laws.

ENTERTAINMENT OR SIMILAR EXPENDITURES

"ENTERTAINMENT" generally means the attendance by you and your hosts or guests at a meal, sporting event, theater production, or comparable event and also might include travel to, or accommodation expenses at, a conference or an out-of-town event.

     o Business ENTERTAINMENT (including meals, sporting events, theater productions, or comparable events) may only be provided if (i) a legitimate business purpose exists for such entertainment and (ii) such entertainment is reasonable and not excessive (E.G., 3 days of golf for a 1-day seminar is excessive and not reasonable).

     o You may never pay or accept payment of ENTERTAINMENT or similar expenditures if they are not commensurate with local custom or practice or if you know or have reason to know that they are not permitted under the applicable laws.

FIRM PERSONNEL are required to follow the approval process set forth below to obtain the requisite approvals, if any, before giving or receiving GIFTS or ENTERTAINMENT.

GIFTS, ENTERTAINMENT, PAYMENTS & PREFERENTIAL TREATMENT

GIFTS or ENTERTAINMENT may create an actual or apparent conflict of interest, which could affect (or appear to affect) the recipients' independent business judgment. Therefore, the POLICY establishes reasonable limits and procedures relating to giving and receiving GIFTS and ENTERTAINMENT.

If approval is required, FIRM PERSONNEL should complete the Request Form for Approval for Gift/Entertainment (unless another form is listed), submit the form to the Administrator of the Code of Ethics, and wait for a decision BEFORE taking any action. The Administrator of the Code of Ethics shall review the submission with your supervisor or department and the APPROVING OFFICERS, as appropriate. The Request Forms are attached to this POLICY and also available on the Firm's intranet under the Policies and Procedures tab under the Forms hyperlink. If you have any doubt about whether a GIFT or ENTERTAINMENT requires approval, you should err on the side of caution and seek approval.

GIFTS PROVIDED BY THE FIRM/FIRM PERSONNEL

---------------------------------------------------------------------------------------------------
TYPE OF GIFT TO BE GIVEN                             APPROVAL REQUIRED
---------------------------------------------------------------------------------------------------
Cash Gifts (including gift cards)                    Prohibited
---------------------------------------------------------------------------------------------------
TOKEN GIFTS (E.G. bottles of wine, fruit baskets,    No Approval Required
books) under $100 (unless given to a FOREIGN
OFFICIAL OR DOMESTIC OFFICIAL)
---------------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                     28

---------------------------------------------------------------------------------------------------
GIFTS in excess of $100 that seem appropriate         Pre-Approval Required
under the circumstances
---------------------------------------------------------------------------------------------------
Personal CHARITABLE GIFTS given where the             Pre-Approval Required
recipient has a known business relationship
with or a connection to a client of the FIRM
---------------------------------------------------------------------------------------------------
GIFTS to Foreign Officials or Domestic Officials      Pre-Approval Required
(regardless of value)
---------------------------------------------------------------------------------------------------
CHARITABLE GIFTS given on behalf of the FIRM          Pre-Approval Required.    The Charitable
                                                      Contribution request form must be completed
                                                      before making the GIFT.
---------------------------------------------------------------------------------------------------
GIFTS by TCW Funds Distributors (formerly,            No Approval Required, But Each Individual
TCW Brokerage Services), a limited-purpose            Must Maintain Their  Own Log On
broker-dealer ("TFD") Registered Persons              StarCompliance Showing:
aggregating less than $100 per year
                                                          o   Name of recipient(s)

                                                          o   Date of GIFT(s)

                                                          o   Value of GIFT(s)

                                                      A log is not required to record gifts of de
                                                      minimis value (e.g. pens, notepads or modest
                                                      desk ornaments) or promotional items of
                                                      nominal value that display the firm's logo (e.g.
                                                      umbrellas, tote bags or shirts) that are
                                                      substantially below the $100 limit. However,
                                                      all other gifts MUST be logged. If you are in
                                                      doubt if something meets the "de minimis"
                                                      standard, then the gift should be logged.
---------------------------------------------------------------------------------------------------
GIFTS by TFD Registered Persons aggregating          Pre-Approval Required, AND   Must Maintain
more than $100 per year that DO NOT relate to        Log Showing:
the business of the recipient's employer.
Examples of gifts not relating to the business           o   Name of recipient(s)
of the recipient's employer include personal
gifts (not paid for by TCW) where there is a             o   Date of GIFT(s)
pre-existing personal or family relationship
between you and the recipient.                           o   Value of GIFT(s)
---------------------------------------------------------------------------------------------------
GIFTS by TFD Registered Persons aggregating          Prohibited
more than $100 per year that DO relate to the
business of the recipient's employer

---------------------------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                     29

---------------------------------------------------------------------------------------------------
GIFTS to Unions or Union Officers                  Pre-Approval Required. The Request Form for
                                                   Approval for Gift/Entertainment must be
                                                   completed before making the gift. In addition,
                                                   an LM-10 Information Report is required to be
                                                   completed, approved by an officer and
                                                   submitted to Corporate Finance for each
                                                   occurrence.
---------------------------------------------------------------------------------------------------

ENTERTAINMENT AND HOSPITALITY PROVIDED BY THE FIRM/FIRM PERSONNEL

-----------------------------------------------------------------------------------------
AMOUNT                                                            APPROVAL REQUIRED
-----------------------------------------------------------------------------------------
$250 or less per person and $2,500 or less in aggregate per       No Approval Required
event
-----------------------------------------------------------------------------------------
Greater than $250 per person or $2,500 or more in aggregate       Pre-Approval Required
per event
-----------------------------------------------------------------------------------------
Attendance and participation at industry sponsored events (for    No Approval Required
example, purchasing a table at an industry conference)
-----------------------------------------------------------------------------------------
If provided to a FOREIGN OFFICIAL OR DOMESTIC OFFICIAL            Pre-Approval Required
(regardless of value)
-----------------------------------------------------------------------------------------

Note that for public pension plans, and in some cases other clients, GIFTS or ENTERTAINMENT may have to be disclosed by the FIRM in response to client questionnaires and may reflect unfavorably on the FIRM in obtaining business. Receipt of GIFTS may even lead to disqualification. Therefore, discretion and restraint is advised.

GIFTS AND ENTERTAINMENT RECEIVED BY FIRM PERSONNEL

You should not accept GIFTS that are of excessive value (generally, $100 or more) or inappropriate under the circumstances.

If a GIFT has a value over $100 and is not approved as being otherwise appropriate, you should (i) reject the GIFT, (ii) give the GIFT to the Administrator of the Code of Ethics who will return it to the person giving the GIFT (you may include a cover note), or (iii) if returning the GIFT could affect friendly relations between a third party and the FIRM, give it to the Administrator of the Code of Ethics, which will donate it to charity. Firm Personnel are required to report any gift that they receive worth more than $100 to the Administrator of the Code of Ethics.

If the host of an event is personally present at the event, the event will be considered ENTERTAINMENT; otherwise, it will be considered a GIFT. You should not accept any invitation for ENTERTAINMENT that is excessive or inappropriate under the circumstances. There may be some


                CODE
[LOGO OMITTED]  OF ETHICS                                                     30
circumstances where it is difficult to reject an invitation or provision of hospitality or ENTERTAINMENT. Where rejecting such an invitation or provision of hospitality could affect friendly relations between a third party and the FIRM, use your best judgment and promptly report the entertainment or hospitality to the Administrator of the Code of Ethics. The Administrator of the Code of Ethics shall review such situation with your supervisor or department head and the APPROVING OFFICERS, as appropriate. No absolute rules exist, so good judgment must be exercised, considering the context, circumstances, and frequency of the ENTERTAINMENT or hospitality. For example, approval might be required for an out-of-town sporting event, but not for a business conference in the same venue.

In light of the nature of GIFT-giving and the impromptu nature of some ENTERTAINMENT, approval for FIRM PERSONNEL accepting such items may often be after the fact. However, to the extent feasible, any required approvals should be obtained before accepting GIFTS or ENTERTAINMENT.

--------------------------------------------------------------------------------
TYPE OF GIFT/ENTERTAINMENT RECEIVED                  APPROVAL REQUIRED
--------------------------------------------------------------------------------
Cash GIFTS                                           Prohibited
--------------------------------------------------------------------------------
Solicitation by FIRM PERSONNEL of GIFTS from         Prohibited
clients, suppliers, brokers, business partners,
or potential business partners
--------------------------------------------------------------------------------
Appropriate GIFTS with value of $100 or less*        No Approval Required
--------------------------------------------------------------------------------
Ticket(s) to attend an industry conference or        No Approval Required
seminar paid by a vendor or other third party
(note that payment of airfare,
accommodations, meals and other expenses
paid by such vendor or third party would still
require approval, unless exempted per the
Speaker Exemption below)
--------------------------------------------------------------------------------
GIFTS believed to have a value in excess of          Approval Required
$100, that seem appropriate under the
circumstances*
--------------------------------------------------------------------------------
GIFTS given to a wide group of recipients (E.G.      No Approval Required
closing dinner GIFTS, holiday GIFTS)*
--------------------------------------------------------------------------------
GIFTS received from the same donor more              Approval Required
than twice in a calendar year*
--------------------------------------------------------------------------------
ENTERTAINMENT on a personal basis, involving         Approval Required
a small group of people, more than twice in
one calendar year
--------------------------------------------------------------------------------


                CODE
[LOGO OMITTED]  OF ETHICS                                                     31

--------------------------------------------------------------------------------
ENTERTAINMENT over $250 per event*                 Approval Required
--------------------------------------------------------------------------------
Out-of-town accommodations and airfare for         No Approval Required
business conference or other industry event
paid by sponsor as speaker expenses, or on
the same basis as other attendees (the
"SPEAKER EXEMPTION")
--------------------------------------------------------------------------------
Other out-of-town travel expenses, other than      Approval Required
on a business trip or industry conference
that is customary and usual for business
purposes
--------------------------------------------------------------------------------

*FOR INVESTMENT PERSONNEL ONLY:

     o All GIFTS and ENTERTAINMENT, of any value, received from broker/dealers must be reported in StarCompliance.

     o All GIFTS received from broker/dealers with a value in excess of $100/person are prohibited and should be returned to the broker/dealer or turned over to Compliance for appropriate disposition.

     o If an INVESTMENT PERSONNEL is granted approval to accept entertainment with a value in excess of $250 per event from a broker/dealer, that person must personally pay the amount in excess of $250 and must maintain records indicating such payment.

POLITICAL CONTRIBUTIONS

All persons are prohibited from making or soliciting political contributions where the purpose is to assist the FIRM in obtaining or retaining business. See the CODE OF ETHICS for further information on the FIRM'S policies related to political contributions and activities.

FACILITATING PAYMENTS ARE PROHIBITED

The FCPA permits small payments to low-level FOREIGN OFFICIALS (typically in countries with pervasive corruption) to expedite or secure the performance of non-discretionary government action (E.G., processing governmental papers, providing police protection, and providing mail service) under limited circumstances ("FACILITATING PAYMENTS"). Nevertheless, because such payments may be illegal under the local law of the foreign country involved and/or other applicable anti-corruption laws and rules, such as the Bribery Act, this POLICY prohibits FIRM


                CODE
[LOGO OMITTED]  OF ETHICS                                                     32

PERSONNEL from making such payments, regardless of whether such payments would be permissible under the FCPA.

HEALTH OR SAFETY EXCEPTION

FACILITATING PAYMENTS are permitted in rare circumstances when the health or safety of FIRM PERSONNEL (or anyone else) is at risk. If a payment is made pursuant to this limited exception, FIRM PERSONNEL must report the payment and circumstances to the Legal Department as soon as possible after the health or safety of the individual(s) is no longer at risk. The payment must also be accurately recorded in the Firm's books and records.

THIRD PARTY REPRESENTATIVES

Under the FCPA and other anti-bribery laws, the FIRM may be held responsible for the misconduct of its agents, representatives, business partners, consultants, contractors or any other third party engaged to act on the Firm's behalf (collectively "THIRD PARTY REPRESENTATIVES"). As such, prior to entering into an agreement with any THIRD PARTY REPRESENTATIVE regarding business outside the United States, the FIRM shall perform anti-corruption related due diligence and obtain from the THIRD PARTY REPRESENTATIVE appropriate assurances of compliance in accordance with this POLICY. The Legal Department is required to approve all engagements with Third Party Representatives. To facilitate the due diligence process, FIRM PERSONNEL should refer to the Standard Operating Procedure for Conducting Anti-Corruption Due Diligence and Third-Party Screening (see Appendix A). In addition to initial screening, all THIRD PARTY REPRESENTATIVES will be subject to periodic supplemental screening procedures under the Firm's Standard Operating Procedure for Conducting Anti-Corruption Due Diligence and Third-Party Screening.

Furthermore, FIRM PERSONNEL should be alert to the activities of any THIRD PARTY REPRESENTATIVE with whom they interact and promptly report any suspicious activity to the GENERAL COUNSEL. Firm Personnel should be especially alert to THIRD PARTY REPRESENTATIVES who are located in or interact with individuals in countries with high levels of corruption (the United States Department of Justice and Transparency International maintain internet-accessible lists of countries where corruption is a concern).

RED FLAG REPORTING

     FIRM PERSONNEL are required to promptly report to the GENERAL COUNSEL any situations that raise anti-corruption compliance RED FLAGS. All FIRM PERSONNEL are expected to be alert to any RED FLAGS or other situations that may indicate any compliance issues. The existence of a RED FLAG requires additional diligence to address potential problems before a transaction may go forward. RED FLAGS include (but are not limited to):

     o A request for reimbursement of extraordinary, poorly documented, or last minute expenses;


                CODE
[LOGO OMITTED]  OF ETHICS                                                     33

     o A request for payment in cash, to a numbered account, or to an account in the name of someone other than the appropriate counterparty;

     o A request for payment in a country other than the one in which the transaction is taking place or counterparty is located, especially if it is a country with limited banking transparency;

     o An unreasonable request (taking into consideration the circumstances of the request, including the size of payment and the timing of the request) for payment in advance or prior to an award of a contract, license, concession, or other business;

     o A refusal by a party to certify that it will comply with the requirements and prohibitions of this POLICY, applicable anti-corruption laws and rules;

     o    A refusal, if asked, to disclose owners, partners, or principals;

     o Use of shell or holding companies that obscure an entity's ownership without credible explanation;

     o As measured by local customs or standards, or under circumstances particular to the party's environment, the party's business seems understaffed, ill equipped, or inconveniently located to undertake its proposed relationship with the Firm;

     o The party, under the circumstances, appears to have insufficient know-how or experience to provide the services the FIRM needs; and

     o In the case of engaging a Third Party Representative, the potential Third Party Representative:

          o has an employee or a family member of an employee in a government position, particularly if the family member is or could be in a position to direct business to the FIRM;

          o is insolvent or has significant financial difficulties that would reasonably be expected to impact its dealings with the FIRM;

          o displays ignorance of or indifference to local laws and regulations;

          o    is unable to provide appropriate business references;

          o    lacks transparency in expenses and accounting records;

          o is the subject of credible rumors or media reports of inappropriate payments; or

          o requests payment that is disproportionate to the services provided.

MANDATORY REPORTING

FIRM PERSONNEL and THIRD PARTY REPRESENTATIVES are required to promptly report to the GENERAL COUNSEL or CHIEF COMPLIANCE OFFICER any instance in which they believe that they, or any other FIRM PERSONNEL or THIRD PARTY REPRESENTATIVE may have violated this POLICY. All suspected violations of this POLICY, including minor violations, should be reported. For example, a failure to obtain pre-approval before giving GIFTS in excess of $100 should be reported. In addition, FIRM PERSONNEL and THIRD PARTY REPRESENTATIVES must alert the GENERAL COUNSEL or CHIEF COMPLIANCE OFFICER if anyone solicits improper GIFTS, payments or other inducements from them, including any request made by a FOREIGN OFFICIAL or DOMESTIC OFFICIAL for a payment that would be prohibited under this POLICY or any other actions taken to induce such a payment.

FIRM PERSONNEL may also report suspected violations of this POLICY as specified in the FIRM'S Whistleblower Policy.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     34

NON-RETALIATION

The FIRM has a WHISTLEBLOWER POLICY, located in the CODE OF ETHICS, which includes, among other items, non-retaliation for persons reporting on activity that is illegal or does not comply with the Firm's policies and procedures. Please reference the WHISTLEBLOWER POLICY for more information.

BOOKS AND RECORDS

The FIRM is required to maintain books and records that accurately reflect the FIRM'S transactions, use of Firm assets, and other similar information. The FIRM is also required to maintain the internal accounting controls necessary to maintain proper control over the FIRM'S actions, particularly with respect to the disposition of corporate assets. In particular, FIRM Personnel must timely, accurately and fully complete all applicable reports and records. When dealing with FOREIGN OFFICIALS, DOMESTIC OFFICIALS, current or prospective customers, suppliers, counterparties, or THIRD PARTY REPRESENTATIVES (each a "COVERED RECIPIENT") or international transactions, FIRM PERSONNEL must obtain all required approvals from the FIRM, and when appropriate, from foreign governmental entities. All payments to a COVERED RECIPIENT must be reported as such. The FIRM should not create any undisclosed or unrecorded accounts for any purpose. False or artificial entries are not to be made in the books and records of the FIRM for any reason.

Transactions should be recorded in conformity with accepted accounting standards designed to prevent off-the-books transactions such as bribes. All accounting records, expenditures, expense reports, invoices, vouchers, gifts, and business entertainment should be accurately and reliably reported and recorded. Any and all payments by or on behalf of the FIRM may only be made on the basis of appropriate supporting documentation and only for the purpose specified in the documentation. In addition, no payments to any third-party shall be made in cash other than documented petty cash disbursements and no corporate checks shall be written to "cash," "bearer," or third-party designees of the party entitled to payment.

OUTSIDE BUSINESS ACTIVITIES

GENERAL

The FIRM discourages employees from holding outside employment, including consulting. In addition, an employee may not engage in outside employment that:


                CODE
[LOGO OMITTED]  OF ETHICS                                                     35

     o interferes, competes, or conflicts with the interests of the FIRM or gives an appearance of a conflict of interest.

          o    Employment in the securities brokerage industry is prohibited.

          o Employees must abstain from negotiating, approving, or voting on any transaction between the FIRM and any outside organization with which they are affiliated, except in the ordinary course of providing services for the FIRM and on a fully disclosed basis.

     o    encroaches on normal working time or otherwise impairs performance,

     o    implies FIRM sponsorship or support of an outside organization, or

     o    adversely reflects directly or indirectly on the FIRM.

A conflict of interest may arise if an employee is engaged in an outside business activity ("OBA") or receives any compensation for outside services that may be inconsistent with the FIRM'S business interests. Examples of OBAs may include, but are not limited to, the following:

     o    Outside employment

     o Serving as an officer or on the Board of any non-affiliated company or institution

     o Accepting appointment as a fiduciary, including executor, trustee, guardian, conservator or general partner

     o Honorariums, public speaking appearances or instruction courses at educational institutions

     o SERVING AS AN OFFICER OR ON THE BOARD OF ANY NON-INVESTMENT RELATED ORGANIZATIONS that are exclusively charitable, fraternal, religious, civic and are recognized as tax exempt

OBTAINING APPROVAL/REPORTING

All employees are required to obtain pre-approval before engaging in any OBA by completing the OUTSIDE BUSINESS ACTIVITY FORM and sending the completed form to the ADMINISTRATOR OF THE CODE OF ETHICS. The ADMINISTRATOR OF THE CODE OF ETHICS will then coordinate the approval and reporting process.

In addition, all employees are required to complete the initial OUTSIDE BUSINESS ACTIVITY FORM upon their hire, provide an updated form to Compliance upon material changes to the activity or role involved, file a new OUTSIDE BUSINESS ACTIVITY FORM prior to the commencement of any new Outside Business Activity, and complete the REPORT ON OUTSIDE BUSINESS ACTIVITY annually.


                CODE
[LOGO OMITTED]  OF ETHICS                                                     36

POLITICAL ACTIVITIES & CONTRIBUTIONS

INTRODUCTION

In the U.S., both federal and state laws impose restrictions on certain kinds of political contributions and activities. These laws apply not only to U.S. citizens, but also to foreign nationals and both U.S. and foreign corporations and other institutions. Accordingly, the FIRM has adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, officials and political parties.

This policy applies to the FIRM and all employees, and in some cases to affiliates, consultants, placement agents and solicitors working for the FIRM. Failure to comply with these rules could result in civil or criminal penalties for the FIRM and the individuals involved or loss of business for the Firm.

These policies are intended to comply with these laws and regulations and to avoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual's right to participate in the political process. If you have any questions about political contributions or activities, contact the Compliance Department.

GENERAL RULES

All persons are prohibited from making or soliciting political contributions where the purpose is to assist the FIRM in obtaining or retaining business.

No employee shall apply pressure, direct or implied, on any other employee that infringes upon an individual's right to decide whether, to whom, in what capacity, or in what amount or extent, to engage in political activities.

All persons are prohibited from doing indirectly or through another person anything prohibited by these policies and procedures or to avoid a required review for approval.

FUNDRAISING AND SOLICITING POLITICAL CONTRIBUTIONS

FIRM officers, directors or other personnel may not make political solicitations under the auspices of the FIRM, unless authorized in writing by the GENERAL COUNSEL who will maintain a copy. Use of FIRM letterhead is prohibited.

Any solicitation or invitations to fundraisers by a FIRM officer, director or other personnel on behalf of candidates, party committees or political committees must:

     o    originate from the individual's home address,

     o    make clear that the solicitation is not sponsored by the FIRM, and

     o make clear that the contribution is voluntary on the part of the person being solicited.



                CODE
[LOGO OMITTED]  OF ETHICS                                                     37

RULES GOVERNING FIRM CONTRIBUTIONS AND ACTIVITIES

FEDERAL ELECTIONS

The FIRM is prohibited from:

     o making or facilitating contributions to federal candidates from corporate treasury funds,

     o making or facilitating contributions or donations to federal political party committees and making donations to state and local political party committees if the committees use the funds for federal election activities,

     o using corporate facilities, resources, or employees for federal political activities other than for making corporate communications to its officers, directors, stockholders, and their families, and

     o making partisan communications to its "rank and file" employees or to the public at large.

CONTRIBUTIONS TO STATE AND LOCAL CANDIDATES AND COMMITTEES

The limitations on corporate political contributions and activities vary significantly from state to state. All FIRM employees must obtain pre-clearance from the General Counsel prior to:

     o using the FIRM'S funds for any political contributions to state or local candidates, or

     o    making any political contribution in the FIRM'S name.














                CODE
[LOGO OMITTED]  OF ETHICS                                                     38

POLITICAL ACTIVITIES ON FIRM PREMISES AND USING FIRM RESOURCES

FEDERAL, STATE, AND LOCAL ELECTIONS

All employees are prohibited from:

     o Using FIRM resources for political activities, including the use of photocopier paper for political flyers, or FIRM-provided refreshments at a political event, and

     o directing subordinates to participate in federal, state, and/or local fundraising or other political activities, except where those subordinates have voluntarily agreed to participate in such activities. Any employee considering the use of the services of a subordinate employee (whether or not in the same reporting line) for political activities must inform the subordinate that his or her participation is strictly voluntary and that he or she may decline to participate without the risk of retaliation or any adverse job action.

Federal law and FIRM policy allow an individual to engage in limited personal, volunteer political activities on company premises on behalf of a federal candidate if:

     o the individual obtains approval before the activities occur. Contact the ADMINISTRATOR OF THE CODE OF ETHICS to request approval.

     o the political activities are isolated and incidental (they may not exceed 1 hour per week or 4 hours per month),

     o the activities do not prevent the individual from completing normal work or interfere with the FIRM'S normal activity,

     o the activities do not raise the overhead of the FIRM (for example, result in phone charges, postage or delivery charges, use of Firm materials), and

     o the activities do not involve services performed by other employees (including secretaries, assistants, or other subordinates) unless the other employees voluntarily engage in the political activities.

TCW follows the above policy for activities related to state and local elections.

RULES FOR INDIVIDUALS

RESPONSIBILITY FOR PERSONAL CONTRIBUTION LIMITS

Federal law and the laws of many states and localities establish contribution limits for individuals. Each employee is responsible for knowing and remaining within those limits.

PRE-APPROVAL OF ALL POLITICAL CONTRIBUTIONS AND VOLUNTEER ACTIVITY

Each TCW employee, and their spouse, domestic partner and relative or significant other sharing the same house, must obtain pre-approval from the ADMINISTRATOR OF THE CODE OF ETHICS BEFORE:


                CODE
[LOGO OMITTED]  OF ETHICS                                                     39

     o making or soliciting any CONTRIBUTION to a current holder or candidate for a state, local or federal elected office , or a campaign committee, political party committee, other political committee or organization (example: Republican or Democratic Governors Association) or inaugural committee. A CONTRIBUTION includes anything of value given or paid to:

          o    influence any election for federal, state or local office;

          o    pay any debt incurred in connection with such election; or

          o pay any transition or inaugural expenses incurred by the successful candidate for state or local office.

     o volunteering their services to a political campaign, political party committee, political action committee ("PAC") or political organization.

ACCESS PERSONS are required to affirm after the end of each calendar quarter that they have reported all political contributions and volunteer services they, and each of their spouse, domestic partner and relative or significant other sharing the same house, have provided during the quarter.

NEW HIRES, TRANSFERS AND PROMOTIONS TO COVERED ASSOCIATE POSITION

New hires, transfers and promotions to positions may not be made without the PRIOR review of their political contributions and activities by Compliance. Human Resources will gather information on any new hire or on any employee being transferred or promoted. The information shall include information about the political contributions or activities of the new hire or employee's spouses, domestic partners and relatives or significant others sharing the same house. Compliance can exempt individuals or categories of employees from this review.














                CODE
[LOGO OMITTED]  OF ETHICS                                                     40

PARTICIPATION IN PUBLIC AFFAIRS

The FIRM encourages its employees to support community activities and political processes. Normally, volunteer efforts take place outside of regular business hours. If volunteer efforts require corporate time, or you wish to accept an appointive office, or you run for elective office, contact the ADMINISTRATOR OF THE CODE OF ETHICS who will coordinate review for approval by:

     o the head of your Department or your supervisor if you are head of your Department, and

     o    the Chief Operating Officer.

You must campaign on your own time. You may not use FIRM property or services without proper reimbursement to the FIRM.

Employees participating in political activities do so as individuals and not as representatives of the FIRM. You may not:

     o use either the FIRM'S name or its address in material you mail or fundraising, and

     o identify the Firm in any advertisements or literature, except as necessary biographical information.

OTHER EMPLOYEE CONDUCT

PERSONAL LOANS

You may not borrow from clients or from FIRM vendors or service providers, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

TAKING ADVANTAGE OF A BUSINESS OPPORTUNITY THAT RIGHTFULLY BELONGS TO THE FIRM

Employees must not take for their own advantage a business opportunity that rightfully belongs to the FIRM. Whenever the FIRM has been actively soliciting a business opportunity, or the opportunity has been offered to it, or the FIRM'S funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to the FIRM and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

     o selling information to which an employee has access because of his/her position,

     o acquiring any property interest or right when the FIRM is known to be interested in the property in question,


                CODE
[LOGO OMITTED]  OF ETHICS                                                     41

     o receiving a commission or fee on a transaction that would otherwise accrue to the FIRM, and

     o    diverting business or personnel from the FIRM.

DISCLOSURE OF A DIRECT OR INDIRECT INTEREST IN A TRANSACTION

If you or any family member have any interest in a transaction (whether on behalf of a client or the FIRM), that interest must be disclosed, in writing, to the GENERAL COUNSEL or the CHIEF COMPLIANCE OFFICER to allow assessment of potential conflicts of interest.

     o You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy.

     o Example of an interest that should be disclosed: conducting TCW business with a vendor or service provider who is related to you or for which your parent, spouse, or child is an officer should be disclosed.

CORPORATE PROPERTY OR SERVICES

You may not purchase or acquire corporate property or use of the services of other employees for personal purposes. For example, you may not use inside counsel for personal legal advice absent approval from the GENERAL COUNSEL or use of outside counsel for that advice at the FIRM'S expense.

USE OF TCW STATIONERY

You may not use corporate stationery for personal correspondence or other non-job-related purposes.

GIVING ADVICE TO CLIENTS

The FIRM cannot practice law or provide legal advice.

     o    Avoid statements that might be interpreted as legal advice; and

     o Avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as appropriate in the performance of a fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.


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

CONFIDENTIALITY

All information relating to past, current, and prospective clients is confidential and is not to be discussed with anyone outside the organization under any circumstance. All employees and on-site long term temporary employees and consultants will be required to sign and adhere to a Confidentiality Agreement. You should report violations of the Confidentiality Agreement to the CHIEF COMPLIANCE OFFICER.
























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

SANCTIONS

The FIRM may impose such sanctions it deems appropriate upon discovering a violation of this CODE, including, but not limited to, an oral or written reprimand, supplemental training, a reversal of a transaction and disgorgement of profits, demotion, and suspension or termination of employment.
































                CODE
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

REPORTING ILLEGAL OR SUSPICIOUS ACTIVITY - "WHISTLEBLOWER POLICY"

POLICY

The FIRM is committed to compliance with the law and its policies in all of its operations. The FIRM'S employees can provide early identification of significant issues that arise with compliance with policies and the law. The FIRM'S policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

The FIRM requires that all employees report activity that is illegal or does not comply with the FIRM'S policies and procedures ("COMPLIANCE ISSUES"), including this CODE. Reports about Compliance Issues will be held confidentially by the FIRM except in limited circumstances. The Firm expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is being overlooked, one first step could be to bring the issue to the attention of the party charged with the operation of the policy. If, however, you believe that a policy is not being followed and feel uncomfortable bringing it to the attention of the person involved, you may follow the other procedures set forth in this policy.

PROCEDURE

In some cases, an employee should be able to resolve issues or concerns with their manager or, if appropriate, other management senior to their manager. However, this may fail or the employee may have legitimate reasons to choose not to notify management. In such cases, the Firm has established a system for employees to report COMPLIANCE ISSUES.

An employee who has a good faith belief that a COMPLIANCE ISSUE may occur or is occurring is required to come forward and report under this policy. "Good faith" means that the employee believes that they are disclosing information that is truthful, but it does not require that a reported concern is correct.

The report should be made to the GENERAL COUNSEL and may be made via the whistleblower line at (213) 244-0055. The whistleblower line is only directly accessible by the GENERAL COUNSEL. Reports may also be made directly to the GENERAL COUNSEL, in person or in writing (including email). Reports may also be made anonymously via the whistleblower line or the whistleblower drop box located in the dining room on the 21(st) floor of the Los Angeles office and in the Town Hall pantry in the New York office; however, the Firm encourages employees to identify themselves when making a report to facilitate follow-up communication. When making a report, employees should state in as much detail as possible the facts that raised a concern.

The CHIEF COMPLIANCE OFFICER and GENERAL COUNSEL will consult about the investigation as required. Depending on the nature of the matters covered by the report, an investigation may be conducted by an officer or manager, the CHIEF COMPLIANCE OFFICER, the GENERAL COUNSEL or an external party.

The FIRM understands the importance of maintaining confidentiality of the reporting employee. The identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation. The employee making the report will be


                CODE
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

advised if confidentiality cannot be maintained. To the extent practicable, employees will be kept apprised of the Firm's response to their reports.

The CHIEF COMPLIANCE OFFICER will follow up to assure that the investigation is completed, that any COMPLIANCE ISSUE is addressed, and that no acts of retribution or retaliation occur against the person reporting violations or cooperating in an investigation in good faith.

Each quarter (or more frequently as necessary), the GENERAL COUNSEL will provide TCW's Board of Directors with an update regarding the status of each report received under this policy during the preceding quarter. Employees may also contact the California Office of the Attorney General's whistleblower hotline at (800) 952-5225. The Attorney General refers calls received on its whistleblower hotline to an appropriate governmental authority for review and possible investigation

Submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.



















                CODE
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

GLOSSARY

A

ACCESS PERSONS - Includes all of the FIRM'S directors, officers, and employees, except directors who (i) do not devote substantially all working time to the activities of the FIRM, and (ii) do not have access to information about the day-to-day investment activities of the FIRM. A consultant, temporary employee, or other person may be considered an ACCESS PERSON depending on various factors, including length of service, nature of duties, and access to FIRM information.

ACCOUNT - A separate account and/or a commingled fund (e.g., limited partnership, trust, mutual fund, REIT, and CBO/CDO/CLO).

ADMINISTRATOR OF THE CODE OF ETHICS -- Shall be a member of the Compliance Department, as designated by the Chief Compliance Officer.

APPROVING OFFICERS - One of the Chief Operating Officer or the Head of Investment Operations Technology in addition to one of the General Counsel or the Chief Compliance Officer.

AUTO-TRADES - Pre-instructed transactions that occur automatically following the instruction, such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.

B

BENEFICIAL INTEREST -- an interest of an Access Person in a security or account of another person under which they (i) can obtain benefits substantially equivalent to owning the security, (ii) can obtain ownership of the security immediately or within 60 days, or (iii) can vote or dispose of the security.

BNY MELLON - The Bank of New York Mellon, the entity to which the Firm has outsourced client accounting and related operations for Accounts other than the Firm's proprietary mutual funds and wrap accounts.

C

CBO - Collateralized bond obligation.

CDO - Collateralized debt obligation. A security backed by a pool of bonds, loans, and other assets.

CHIEF COMPLIANCE OFFICER - The CHIEF COMPLIANCE OFFICER of TCW. For purposes of this policy, the term CHIEF COMPLIANCE OFFICER shall include persons authorized by the CHIEF COMPLIANCE OFFICER to handle certain matters under this CODE OF ETHICS policy.

CLO - Collateralized loan obligation.

CODE OF ETHICS - This Code of Ethics.

COMPLIANCE ISSUE - activity that is illegal or does not comply with the FIRM'S formal written policies and procedures


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

CONTRIBUTION -- includes anything of value given or paid to (i) influence any election for federal, state or local office, (ii) pay any debt incurred in connection with such election, or (iii) pay transition or inaugural expenses incurred by the successful candidate for state or local office.

COVERED ACCOUNT -- Account of an Access Person or related Covered Person

COVERED PERSON -- Spouse, minor child, relative or significant other sharing a house with an ACCESS PERSON, or any other person if the ACCESS PERSON has a "BENEFICIAL INTEREST" in the person's accounts or securities.

COVERED TRANSACTION -- a transaction in a Covered Account.

D

DIRECT PURCHASE PLAN - An investment service that allows individuals to purchase a security directly from a company or through a transfer agent. Not all companies offer Direct Purchase Plans and the plans often have restrictions on when an individual can purchase.

E

ENTERTAINMENT - Generally means the attendance by you and your guests at a meal, sporting event, theater production, or comparable event where the expenses are paid by a business relation who invited you, and also might include payment of travel to, or accommodation expenses at, a conference or an out-of-town event.

ETF - Exchange Traded Fund. A fund that tracks an index but can be traded like a stock.

ETHICAL WALLS OR INFORMATIONAL BARRIERS - The conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group, or department.

EXCHANGE ACT - Securities Exchange Act of 1934, as amended.

EXEMPT SECURITIES - Only the SECURITIES (or SECURITIES obtained in transactions) described in the subsection Securities or Transactions Exempt from Personal Investment Transactions Policy.

F

FIRM OR TCW - The TCW Group of companies.

FOREIGN OFFICIAL - Includes (i) government officials, (ii) political party leaders, (iii) candidates for office, (iv) employees of state-owned enterprises (such as state-owned banks or pension plans), and (v) relatives or agents of a FOREIGN OFFICIAL if a payment is made to such relative or agent of a FOREIGN OFFICIAL with the knowledge or intent that it ultimately would benefit the FOREIGN OFFICIAL.

G

GENERAL COUNSEL - The GENERAL COUNSEL of TCW. For purposes of this policy, the term GENERAL COUNSEL shall include persons authorized by the GENERAL COUNSEL to handle certain matters under this CODE OF ETHICS policy.


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

GIFT - Anything of value received without paying its reasonable fair value (e.g., favors, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses). If something falls within the definition of ENTERTAINMENT, it does not fall within the category of GIFTS.

I

IPO - Initial public offering. An offering of securities registered under the SECURITIES ACT, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the EXCHANGE ACT.

INSIDE INFORMATION - Material, non-public information.

INVESTMENT PERSONNEL - Includes (i) any portfolio manager or securities analyst or securities trader who provides information or advice to a portfolio manager or who helps execute a portfolio manager's decision, and (ii) a member of the Investment Control Department.

IRA - Individual Retirement Account.

L

LIMITED OFFERING - An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

LINKED BROKER -- A broker that provides account information by automatic feed to StarCompliance.

LM INFORMATION REPORT - Report required for reporting gifts or entertainment to labor unions or union officials.

M

MATERIAL INFORMATION - Information that a reasonable investor would consider important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities.

METWEST - Metropolitan West Asset Management, LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

N

NON-DISCRETIONARY ACCOUNTS - Accounts for which the individual does not directly or indirectly make or influence the investment decisions.

O

OUTSIDE FIDUCIARY ACCOUNTS - Certain fiduciary accounts outside of the FIRM for which an individual has received the FIRM'S approval to act as fiduciary and that the Firm has determined qualify to be treated as OUTSIDE FIDUCIARY ACCOUNTS under this CODE OF ETHICS.


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

P

PAT -- Pre-Authorization to Trade that can be found at http://tcw.starcompliance.com.

PRIVATE PLACEMENTS - An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

R

REIT - Real estate investment trust.

REGISTERED PERSON - Any person having a securities license (e.g., Series 6, 7, 24, etc.) with TFD.

RESTRICTED SECURITIES LIST - A list of the securities for which the FIRM is generally limited firm-wide from engaging in transactions.

RULE 10B5-1 PLAN - A rule established by the Securities Exchange Commission
(SEC) that allows insiders of publicly traded corporations to set up a trading plan for selling stocks they own. Rule 10b5-1 allows major holders to sell a predetermined number of shares at a predetermined time.

S

SEC - Securities and Exchange Commission.

SECURITIES - Includes any interest or instrument commonly known as a security, including stocks, bonds, ETFs, shares of mutual funds, and other investment companies (including money market funds and their equivalents), options, warrants, financial commodities, a derivative linked to a specific security or other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

SECURITIES ACT - Securities Act of 1933, as amended.

T

TAMCO - TCW Asset Management Company, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TCW OR FIRM - The TCW Group of companies.

TCW ADVISOR - Includes TAMCO, TIMCO, METWEST, WGA and any other U.S. federally registered advisors directly or indirectly controlled by The TCW Group, Inc.

TFD - TCW Funds Distributors (formerly, TCW Brokerage Services), a limited-purpose broker-dealer.

TCW FUNDS - TCW Funds, Inc., each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by TIMCO or the Metropolitan West Funds, each of its series, and any proprietary, registered, open-end investment companies (mutual funds) advised by Metropolitan West Asset Management, LLC.

TIMCO - TCW Investment Management Company, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.


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

TSI - TCW Strategic Income Fund, Inc., and any other proprietary, registered, closed-end investment companies advised by TIMCO.

W

WGA - Westgate Advisors, LLC, a U.S.-registered investment advisor controlled by The TCW Group, Inc.






































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

APPENDIX A

STANDARD OPERATING PROCEDURES FOR CONDUCTING ANTI-CORRUPTION DUE DILIGENCE AND THIRD-PARTY SCREENING

1.    DETECTING COMPLIANCE ISSUES

     To reduce the risk of inadvertent violations by the Firm of applicable anti-corruption laws and rules, proper due diligence must be conducted prior to all transactions where the Firm may be engaging Third Party Representatives, including placement agents or distributors, to operate or interact with clients or portfolio companies outside the U.S. Depending on the circumstances, due diligence of any transaction or engagement may include one or a combination of the following steps:

          a. Reviewing correspondence, payment records, and other relevant materials related to the pertinent transaction partner or circumstance;

          b. Requiring a party to submit a due diligence questionnaire response to the FIRM for review;

          c. Performing a risk evaluation of locations known for unethical business practices;

          d.   Conducting a search of public records;

          e.   Conducting interviews of relevant parties;

          f.   Obtaining business references of potential transaction partners;

          g. Conducting a due diligence investigation prior to the engagement of a new THIRD PARTY REPRESENTATIVE;

          h.   Conducting a background check on a potential transaction partner;

          i.   Contacting outside legal counsel as necessary; or

          j.   Taking other steps as appropriate.

In consultation with the Compliance Department, in determining the scope and parameters of the due diligence, the individual who is in charge of the transaction/engagement for the Firm is responsible for carrying out the appropriate due diligence. Once the due diligence is complete, the Compliance Department is responsible for approving all transactions or engagements based in part on the due diligence that was conducted.

2.    ADDRESSING COMPLIANCE ISSUES

     Any anti-corruption compliance issue that comes to the attention of any FIRM PERSONNEL must be reported to the GENERAL COUNSEL and addressed before proceeding with the relevant transaction or doing business with or through a THIRD PARTY REPRESENTATIVE.



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

3.    DOCUMENT DUE DILIGENCE PROCESS

     The due diligence process in general, and any inquiry into the facts and circumstances of any anti-corruption issue, in particular, as well as the reasonable response to that inquiry, shall be documented in order to demonstrate that the response was reasonable.

     As appropriate and necessary to demonstrate that the review was reasonable, the Compliance Department shall maintain records of documents, correspondence, and other materials reviewed or created as part of the FIRM'S due diligence and any review of a possible anti- corruption issue. All such records shall be retained for a period of at least five (5) years from the conclusion of the review.

4.   SEEK GUIDANCE AS NECESSARY DURING THE PROCESS.

     FIRM PERSONNEL must consult with the Compliance Department whenever encountering a situation involving any anti-corruption issue, including a RED FLAG, or any other similar situation.

5.   IDENTIFY and report compliance issues, including RED FLAGS.

     It is important for FIRM PERSONNEL to identify and report anti-corruption compliance issues in the ordinary course of business. To this end, the following shall apply to all FIRM PERSONNEL:

          a. Familiarize yourself with the examples of RED FLAGS listed in this POLICY; Attend anti- corruption training as applicable so you can identify the types of situations that may raise RED FLAGS or other compliance concerns that are not enumerated in this Policy;

          b. Be vigilant in detecting RED FLAGS; it is prohibited to "consciously avoid" or "close your eyes" to a violation or to a RED FLAG;

          c. Look out for RED FLAGS both before and during a relationship with any transaction partner; and

          d. If you have information concerning a potential RED FLAG, contact the GENERAL COUNSEL immediately.

     No FIRM PERSONNEL who in good faith provides information regarding a possible RED FLAG will suffer any retaliation or adverse employment decision as a consequence of such report.

The existence of a RED FLAG does not necessarily mean that a violation has occurred or will occur. However, once a RED FLAG arises, FIRM PERSONNEL must report the RED FLAG to the GENERAL COUNSEL who will oversee a reasonable inquiry into the circumstances surrounding the RED FLAG. Upon request, other FIRM PERSONNEL will cooperate with and assist in the review of the RED FLAG. The extent of this inquiry will depend on the facts of the particular situation and the degree of risk involved.


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